UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2018

Twenty-First Century Fox, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    212-852-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2018, BSkyB Holdco, Inc. (“Seller”) and 21st Century Fox UK Nominees Limited, each a wholly owned subsidiary of Twenty-First Century Fox, Inc. (“21CF” or the “Company”), and Comcast Bidco, a wholly owned subsidiary of Comcast Corporation, entered into a Sale and Purchase Agreement (the “Sky Sale Agreement”) for all of the 672,783,139 shares of Sky plc (“Sky”) owned by Seller (representing approximately 39.12% of the issued ordinary share capital of Sky) at a price of £17.28 per share, or a total of approximately £11.6 billion. The foregoing summary of the Sky Sale Agreement is qualified in its entirety by the full text of the Sky Sale Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, to provide financing in connection with its offer for Sky, the Company and its wholly owned subsidiary 21st Century Fox America, Inc. (“21CFA”), entered into that certain Bridge Credit Agreement dated as of December 15, 2016 (as amended, the “Credit Agreement”), among 21CFA, as borrower, 21CF, as parent guarantor, the lenders party thereto, Goldman Sachs Bank USA, Deutsche Bank AG Cayman Islands Branch and J.P. Morgan Europe Limited, as co-administrative agents, and J.P. Morgan Europe Limited, as designated agent. In connection with the lapsing of the Company’s offer for Sky, the Credit Agreement and all commitments of the lenders under the Credit Agreement have been terminated as of October 6, 2018.

Item 8.01	Other Events.

On October 6, 2018, the Company’s cash offer for the fully diluted share capital of Sky (other than those Sky shares already owned by the Company and its affiliates) at a price of £15.67 per Sky share lapsed as the Company had not received sufficient acceptances of its offer for Sky.

Cautionary Notes on Forward Looking Statements

This announcement may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could affect future results are contained in the Company’s filings with the Securities and Exchange Commission. The “forward-looking statements” included in this announcement are made only as of the date of this announcement and the Company does not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement for the Sale and Purchase of Share Capital of Sky plc, dated October 3, 2018, by and between Comcast Bidco Limited, BSkyB Holdco, Inc. and 21st Century Fox UK Nominees Limited.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for the Sale and Purchase of Share Capital of Sky plc, dated October 3, 2018, by and between Comcast Bidco Limited, BSkyB Holdco, Inc. and 21st Century Fox UK Nominees Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: October 9, 2018